SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 15, 2005

FIRSTCITY FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	033-19694	76-0243729
(State of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

6400 Imperial Drive
Waco, Texas 76712
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:      (254) 751-1750

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 7- Regulation FD

Item 7.01 Regulation FD Disclosure.

On March 15, 2005, James T. Sartain, President and CEO of FirstCity Financial Corporation will make a presentation at an investor conference using slides containing the information attached to this Form 8-K as Exhibit 99.1. The replay of the presentation, as more fully described in the press release of the Company dated March 11, 2005 and attached hereto as Exhibit 99.2, will be available approximately two hours after the presentation is completed and will remain available for seven days. FirstCity expects to use such slides, possibly with variations, at other investor presentations after that date. We are furnishing the press release and the text of these slides pursuant to the Securities and Exchange Commission’s Regulation FD. This information is furnished pursuant to Item 9.01 of Form 8-K and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that Section, unless we specifically incorporate it by reference in a document filed under the Securities Act of 1933 or the Securities Exchange Act of 1934. By filing this report on Form 8-K and furnishing this information, we make no admission as to the materiality of any information in this report.

The information contained in the press release and the slides is summary information that is intended to be considered in the context of our SEC filings and other public announcements that we may make, by press release or otherwise, from time to time. We undertake no duty or obligation to publicly update or revise the information contained in this report, although we may do so from time to time as our management believes is warranted. Any such updating may be made through the filing of other reports or documents with the SEC, through press releases or through other public disclosure.

Section 9- Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(c) Exhibits

     99.1 — Text of Investor Conference Slideshow for March 15, 2005

     99.2 – Press release of the Company, dated March 11, 2005

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRSTCITY FINANCIAL CORPORATION
Date: March 15, 2005	By:	/s/ J. Bryan Baker
J. Bryan Baker
Senior Vice President and Chief Financial Officer

Exhibit Index

Exhibit
Number	Description
99.1	Text of Investor Conference Slideshow for March 15, 2005
99.2	Press release of the Company, dated March 11, 2005